SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 7, 2004

FNBH BANCORP, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-25752 (Commission File Number)	38-2869722 (IRS Employer Identification no.)

101 East Grand River Howell, Michigan (Address of principal executive office)		48843 (Zip Code)

Registrant's telephone number, including area code: (517) 546-3150

Item 7.         Financial Statements and Exhibits.

Exhibit

99.1     Press release dated February 12, 2004.

Item 9.         Other Events.

February 12, 2004, FNBH Bancorp, Inc. issued a press release announcing the appointment of its new COO and successor CEO. A copy of the press release is attached as Exhibit 99.1.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 7, 2004	FNBH BANCORP, INC. (Registrant)
	By:	/s/ Janice Trouba Janice Trouba Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated February 12, 2004.

EXHIBIT 99.1

FIRST NATIONAL BANK APPOINTS BURSCH AS COO;
TO BECOME COMPANY PRESIDENT IN MAY

Howell, Mich., February 12, 2004 – First National Bank, Livingston County’s community bank, headquartered in Howell, Mich., has announced that Herb Bursch has been appointed Chief Operating Officer and elected to the Board of Directors of the Bank’s holding company, FNBH Bancorp Inc. In addition, Bursch will succeed Barbara Draper as President following her upcoming retirement in May. The announcement was made by Rick Scofield, chairman of FNBH Bancorp, at the company board meeting held today.

Bursch has served as Senior Vice President, with responsibility for managing the bank’s retail banking services, since joining First National Bank in 1999. Bringing over 20 years of industry experience, Bursch has worked for several Michigan-based banks. He holds a Master’s degree from Michigan State University and a Bachelor’s degree from John Wesley College, located in Owosso, Mich. He serves as a volunteer with The Livingston County United Way.

“As difficult as it will be for me to retire from First National Bank, I am thrilled to have someone with such acumen and integrity assume the position of bank president,” said Draper. “In his four years with the bank, Herb has made significant contributions to our business, and I am confident those will only increase in his expanded role.”

About First National Bank

First National Bank, established in 1892, is Livingston County’s full-service community bank with offices in Howell, Brighton, Fowlerville, Genoa, Green Oak Township, Hartland, Lake Chemung and VG’s in Howell.

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